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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         We consent to the incorporation by reference in this Registration Statement on Form S-8 of Johns Manville Corporation of our report dated February 4, 1997, except for Note 24 as to which the date is February 13, 1997, on our audits of the consolidated financial statements and financial statement schedule of Johns Manville Corporation as of December 31, 1996 and 1995, and for the years ended December 1996, 1995, and 1994, which report is incorporated by reference in the Johns Manville Corporation Annual Report on Form 10-K for the year ended December 31, 1996.




COOPERS & LYBRAND L.L.P.



July 9, 1997
Denver, Colorado